EXHIBIT 31.1

CERTIFICATION BY OFFICER

I, John Climaco, certify that:

1.	I have reviewed this Form 10-K/A for the year ended December 31, 2021 of CNS Pharmaceuticals, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2022	By:	/s/ John Climaco
John Climaco
Chief Executive Officer and President